UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2011

LML PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-13959
(Commission File Number)

98-0209289
IRS Employer Identification No.)

1680-1140 West Pender Street, Vancouver, BC  V6E 4G1
(Address of principal executive offices and Zip Code)

(604) 689-4440
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to a resolution of the Compensation Committee (the “Committee”), made up of independent directors of the Board of Directors of LML Payment Systems Inc. (“LML” or the “Corporation”), on November 8, 2011 the  Committee amended the employment agreements between  the Corporation and Craig  Thomson, LML’s President and Chris Koide, LML’s Executive Vice-President Operations.  The amendments cover, among other things, the following changes:

Separation Benefits: The existing provision relating to separation benefits in Messrs. Thomson’s and Koide’s employment agreements was amended and, as amended, now provides that in the event of either Mr. Thomson’s or Mr. Koide’s termination following a change in control of LML, his involuntary termination or termination without cause, Messrs Thomson or Koide (as applicable) will be eligible to receive (i) a lump sum severance payment equal to his base salary and accrued vacation pay through the date of  termination; (ii) two (2) years’ current base salary plus two (2) times the last annual bonus he received; and (iii) immediate vesting of all granted but unexpired stock options.

Non-Compete Provision:  The term of the existing non-compete provision in Messrs. Thomson’s and Koide’s employment agreements was extended from six (6) months to twelve (12) months after the date of termination and, as amended, now provides that in the event of the termination of employment by either Mr. Thomson or Mr. Koide without good reason (as defined in the employment agreements), or termination with cause, they are not to engage in or become associated with, any business or other endeavour that is carrying on a Competitive Activity, as defined in the employment agreements, in any country in which the Corporation has significant business operations, until the twelve (12) month anniversary of the date of termination.

The summaries of the amendments to the employment agreements between the Corporation and Messrs. Thomson and Koide set forth above do not purport to be complete and are qualified in their entirety by reference to the full text of such amending agreements, copies of which are filed herewith as exhibits and are incorporated herein by reference.

Item 5.05	Amendments to Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics

On November 8, 2011, the Board of Directors amended and restated the Corporation’s Code of Business Conduct and Ethics for Directors and Employees.  A copy of the amended and restated Code of Business Conduct and  Ethics is attached hereto as Exhibit 14 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amending agreement between LML Payment Systems Inc. and Craig Thomson dated November 8, 2011

10.2	Amending agreement between LML Payment Systems Inc. and Chris Koide dated November 8, 2011

14.1	Amended and restated Code of Business Conduct and Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

/s/ Carolyn L. Gaines
Carolyn L. Gaines
Corporate Secretary

November 15, 2011